UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2010 tw telecom inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 2, 2010, tw telecom holdings inc. (“Holdings”), a wholly-owned subsidiary of tw telecom inc. (the “Company”), executed an Amendment and Restatement Agreement with a group of lenders (“Amendment and Restatement”) that amends and restates its 2006 Credit Agreement (the “Credit Agreement”).

The Amendment and Restatement extends by nearly four years the term of approximately $474 million (82.1%) of the total outstanding $577.5 million in principal amount of Holding’s outstanding Term Loan B (the “Term Loan”) to December 2016 and the term of its undrawn $80 million Revolving Credit Facility (the “Revolver”) to December 2014. The maturity and interest rate of the remaining $103.4 million in principal amount of Term Loans is unchanged (January 2013). The interest rate on the portion of the Term Loan that was extended and the Revolver, if drawn, is as follows:

•	Interest on the extended tranche of the Term Loans is computed based on a specified Eurodollar rate plus 3.25% and will be reset periodically and payable at least quarterly.

•	Interest on the tranche of the Term Loans that matures January 2013 remains at a specified Eurodollar rate plus 1.75%.

•	Interest on outstanding amounts of the Revolver, if any, will be computed based on a specified Eurodollar rate plus 2.5% to 3.5% and will be reset periodically and payable at least quarterly.

The Term Loan negative covenants were amended to substantially mirror the covenants contained in Holding’s 8% Senior Notes due 2018.

The Amendment and Restatement modified various Revolver covenants, including the restricted payments covenant which now permits payments of up to $50 million annually for dividends, share repurchases and certain other payments. As in the original Credit Agreement, the financial covenants in favor of the revolving lenders only apply if the Revolver is drawn.

The above description of the Amendment and Restatement is only a summary and is qualified by the full terms of the Amendment and Restatement, which is included in this report as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	Amendment and Restatement Agreement dated as of December 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ Tina Davis
Name: Title:	Tina Davis Senior Vice President and Deputy General Counsel

Dated: December 7, 2010

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit

99.1	Amendment and Restatement Agreement dated as of December 2, 2010